Exhibit 10.1

Amendment to the Amended and Restated Intrexon Corporation 2013 Omnibus Incentive Plan, as amended

The first paragraph of Section 6.02 of the Amended and Restated Intrexon Corporation 2013 Omnibus Incentive Plan, as amended, is amended to read as follows:

“6.02 Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 16,000,000 shares of Common Stock.”